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Exhibit (a)(1)(C)

NOTICE OF WITHDRAWAL
OF SURRENDER OF
SPX CORPORATION'S LIQUID YIELD OPTION™ NOTES DUE May 9, 2021
(ZERO COUPON-SENIOR)

CUSIP Numbers: 784635 AF 1*

Pursuant to the Company Notice
dated April 8, 2005

*
No representation is made with respect to the accuracy of the CUSIP number as printed on the Securities or as contained herein.

THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 9, 2005 (THE "PURCHASE DATE"). REGISTERED HOLDERS OF SECURITIES MUST SURRENDER THEIR SECURITIES ON OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE PURCHASE DATE IN ORDER TO RECEIVE THE PURCHASE PRICE. SECURITIES SURRENDERED FOR PURCHASE MAY BE WITHDRAWN IF THE REGISTERED HOLDER SUBMITS AND THE DEPOSITARY RECEIVES THIS COMPLETED AND SIGNED NOTICE OF WITHDRAWAL NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON MAY 9, 2005. SECURITIES NOT ACCEPTED FOR PAYMENT AFTER THE EXPIRATION OF FORTY BUSINESS DAYS FROM THE COMMENCEMENT OF THE OFFER TO PURCHASE THE SECURITIES MAY BE WITHDRAWN. HOLDERS THAT SURRENDER THROUGH DTC NEED NOT SUBMIT A PHYSICAL PURCHASE NOTICE TO THE DEPOSITARY IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF DTC.

The Depositary is:
JPMorgan Chase Bank, N.A.

JPMorgan Chase Bank, N.A.
ITS Bond Events 2001 Bryan Street, 9th Floor Dallas, TX 75201

        All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Company Notice, dated April 8, 2005 and the accompanying Purchase Notice, of SPX Corporation, a Delaware corporation, (the "Company" or "SPX"), relating to the purchase by the Company, at the option of the holder thereof, of the Company's Liquid Yield Option™ Notes due May 9, 2021 (Zero Coupon-Senior) (the "Securities") for $645.97 per $1,000 principal amount at maturity of the Securities, subject to the terms and conditions of the Indenture and the Option.

        This Notice of Withdrawal is to be completed by registered holders of Securities desiring to withdraw the surrender of such Securities in the Option if (i) Securities have been previously surrendered to the Depositary, or (ii) delivery of such Securities has been previously made by book-entry transfer to the Depositary's account at the Depository Trust Company ("DTC") pursuant to the book-entry transfer procedures described under the caption "Procedures to be Followed by Holders Electing to Surrender Securities for Purchase" in the Company Notice.

Ladies and Gentlemen:

        The undersigned hereby withdraws the undersigned's surrender for purchase to the Company of the Securities described below, which Securities were previously surrendered for purchase pursuant to the Company Notice.

        The undersigned understands that the withdrawal of Securities previously surrendered in this Option, effected by this Notice of Withdrawal, may not be rescinded and that such Securities will no longer be deemed to be validly surrendered for purchase for purposes of the undersigned's Purchase Notice. Such withdrawn Securities may be resurrendered for purchase only by following the procedures for surrendering set forth in the Company Notice and in the accompanying Purchase Notice.

        All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

* * *

DESCRIPTION OF SECURITIES BEING WITHDRAWN

Name(s) and Address(es) of Registered Holder(s) (Please fill in exactly as name(s) appear(s) on Securities)(1)	Securities Being Withdrawn (Attach additional signed list, if necessary)

	Security Certificate Number(s)(2)	Principal Amount Represented by Securities	Principal Amount Being Withdrawn(2)(3)

Total Amount Being Withdrawn

(1)	Must correspond exactly to the name(s) that appear(s) on the certificate(s) for the Securities and the Depositary's record of registered holders or, if surrendered by a DTC participant, exactly as such participant's name(s) and address(es) appear(s) on the security position listing of DTC.
(2)	Need not be completed if Securities are being surrendered by book-entry transfer.
(3)	Unless otherwise specified, the entire aggregate principal amount evidenced by such Securities will be deemed to have been withdrawn.

METHOD OF DELIVERY

☐
CHECK HERE IF SECURITIES WERE PHYSICALLY DELIVERED TO THE DEPOSITARY.

☐
CHECK HERE IF SECURITIES WERE DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC AND COMPLETE THE FOLLOWING:

Name of Surrendering Institution:
Address:
Telephone:
Facsimile:
Contact Person:
Date Surrendered:
DTC Account Number:
Transaction Code Number:

  SIGN HERE

  (To Be Completed by All Registered Holders of Securities Being Withdrawn)

              Must be signed by registered Holder(s) exactly as name(s) appear(s) on the Securities or on a security position listing or by person(s) authorized to become registered Holder(s) of the Securities by documents transmitted with this Notice of Withdrawal. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another party acting in a fiduciary or representative capacity, please set forth the signer's full title.

(Signature(s) of Registered Holder(s) or Authorized Signatory)
Dated:	, 2005
Name(s):
(Please Print)
Capacity (full title):
Address(es):
(Include Zip Code)
Area Code(s) and Telephone Number(s):

  The Guarantee Below Must be Completed

  GUARANTEE OF SIGNATURE(S)

Authorized Signature:
Name:
Title:
Name of Eligible Institution:
Address:
(Include Zip Code)
Area Code and Telephone Number:
Dated:	, 2005

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NOTICE OF WITHDRAWAL OF SURRENDER OF SPX CORPORATION'S LIQUID YIELD OPTION™ NOTES DUE May 9, 2021 (ZERO COUPON-SENIOR)